Exhibit 99.1

News

Ingevity Corporation

4920 O’Hear Avenue

Suite 400

North Charleston, SC 29405 USA

www.ingevity.com

Contact:

Laura Woodcock

843-746-8197

media@ingevity.com

Investors:

Jack Maurer

843-746-8242

investors@ingevity.com

Ingevity names John C. Fortson as president, CEO and director

NORTH CHARLESTON, S.C., August 24, 2020 – Ingevity Corporation (NYSE:NGVT) today announced that it has named John C. Fortson as the company’s president and CEO, and that he would join the board of directors. Fortson had previously served as Ingevity’s executive vice president, CFO and treasurer. The appointment will be effective September 1, 2020.

“John presented the board with a compelling vision and strategy for ‘Ingevity 2.0,’ based on his familiarity with the company and its unique culture,” said Rick Kelson, chairman of the board. “His business acumen and credibility with capital markets, combined with his innate leadership skills, make John an ideal selection for Ingevity’s next CEO.”

Over the past six months, a CEO Search Committee, led by Michael Fitzpatrick, chair of the board’s Nominating, Governance and Sustainability Committee – with the help of executive search firm Spencer Stuart – conducted an exhaustive search including internal and external candidates. “The board took a very diligent and thorough approach to filling this key role,” said Fitzpatrick. “The process enabled us to make a strong, confident selection that will serve to benefit all of Ingevity’s stakeholders.”

Fortson joined Ingevity in October 2015 from AAR Corporation where he served as vice president, chief financial officer and treasurer since July 2013. Prior to joining AAR, he spent almost 15 years in the investment banking department of Bank of America Merrill Lynch, working in the firm’s New York, London and Chicago offices. As a managing director, Fortson had responsibility for advising capital goods and heavy machinery companies. He spent seven years as an infantry officer in the U.S. Army. His last assignment was as a parachute rifle company commander in the 82nd Airborne Division. Fortson is a graduate of the United States Military Academy at West Point, and holds a Master’s of Business Administration degree from Duke University’s Fuqua School of Business.

Ingevity names John C. Fortson as president, CEO and director – 2

“All of us at Ingevity are grateful to Rick for his leadership as interim CEO during an unprecedented time,” said Fortson. “I’m looking forward to working with the board and my friends and colleagues at Ingevity to create the next phase of our company’s successful journey. Our strategy remains fundamentally the same. However, we will focus on sustainability, customer centricity and innovation to drive growth. It’s a new day for the company, and we’re ready to get to it.”

Fortson will continue to serve as the company’s CFO and treasurer on an interim basis until a permanent replacement is named.

Ingevity: Purify, Protect and Enhance

Ingevity provides specialty chemicals, high-performance carbon materials and engineered polymers that purify, protect, and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures, and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bio-plastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information visit www.ingevity.com.

Cautionary Statements About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; and the impact of COVID-19. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, adverse effects from the COVID-19 pandemic; adverse effects of general economic and financial conditions; risks related to international sales and operations; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K, Form 10-Q and other periodic filings. These forward-looking statements speak only as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.